Exhibit 99.1

ARRAY Technologies Bolsters Board With Two Additional Directors

ALBUQUERQUE, N.M., March 19 , 2026 (GLOBE NEWSWIRE) — ARRAY Technologies (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology products, software, services and foundation solutions, announced that today, its Board of Directors (the “Board”) increased its size to provide for two additional directors and appointed Emily Cohen and Carolyne Murff to serve as independent members of the Company’s Board, effective immediately.

The Board is now comprised of ten directors, of which nine are independent with the additions of Ms. Cohen and Ms. Murff. Ms. Murff was appointed as a Class I director, for a term that expires at the Company’s 2027 Annual Meeting of Stockholders, and Ms. Cohen was appointed as a Class II director, for a term that expires at the Company’s 2028 Annual Meeting of Stockholders. Ms. Murff will serve as a member of the Audit Committee of the Board, and Ms. Cohen will serve as a member of the Nominating and Corporate Governance Committee of the Board.

Ms. Cohen has over 20 years of experience in the clean energy industry, with experience developing projects from concept to operation. Ms. Cohen serves as Chief Commercial Officer of Primergy Solar (“Primergy”), a full-service energy developer, owner, and operator focused on deploying utility-scale solar photovoltaic and battery energy storage projects across the United States, and previously served as Primergy’s Chief Development Officer. Ms. Cohen holds a Bachelor of Arts in Political Science: Public Policy Focus from The George Washington University.

Ms. Murff has worked in the energy industry for over 30 years, including over 20 years at the LS Power group, where she oversaw the operations and commercial activities of their power generation portfolio including renewable power generation. Since January 2026, Ms. Murff has served as Chief Executive Officer of Clearlight Energy, an LS Power portfolio company that develops, owns, and operates wind, solar, battery energy storage, and natural gas projects across the United States and Canada. She previously served as the Chief Operating Officer of REV Renewables, an LS Power portfolio company. Ms. Murff has also served on the board of directors of several private renewable energy companies. Ms. Murff holds a Bachelor of Science in Mechanical Engineering from Texas A&M University.

“We are thrilled to welcome Emily and Carolyne to ARRAY’s Board,” said Brad Forth, Chairman of ARRAY. “They are proven leaders with deep renewable energy expertise and a track record of delivering results for their organizations. We look forward to benefiting from their strategic perspectives, disciplined governance, and industry relationships as we continue advancing our growth strategy, strengthening our operational performance, and delivering long-term value for our stakeholders.”

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About ARRAY Technologies

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed tilt systems to utility-scale and distributed generation customers who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology – relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Forward Looking Statement

This press release contains forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, corporate governance, and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors. Forward-looking statements should be evaluated together with the risks and uncertainties that affect our business and operations, particularly those described in more detail in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form-Q and other documents on file with the SEC, each of which can be found on our website www.arraytechinc.com. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Contact

Steven Kirsch

505-738-6923

steven.kirsch@arraytechinc.com

Investor Relations Contact

ARRAY Technologies, Inc.

Investor Relations

investors@arraytechinc.com